UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2024

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2024, Farmers & Merchants Bancorp, Inc. (the “Company”) named Kevin G. Frey to fill a vacancy created by the retirement of Dr. K. Brad Stamm as a member of the Company’s and the Company’s wholly-owned bank subsidiary, The Farmers & Merchants State Bank (the “Bank”) Boards of Directors effective as of November 19, 2024.

As a member of the Company’s Board of Directors, Mr. Frey will receive fees in accordance with those paid to non-employee members of the Company’s Board of Directors. Cash compensation is paid to directors in the form of a retainer. The standard annual cash retainer for Board service is $50,000. Each Director is also paid an annual retainer in Company stock, valued at $15,000 under the Company’s Long-Term Incentive Plan. The committees of the Boards of Directors on which Mr. Frey will serve have not yet been determined.

In addition, the Company, through the Bank, regularly engages in the lending of money to Directors, including their related interests. All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features.

Mr. Frey has no family relationship with any director or executive officer of the Company or any of its affiliated subsidiaries. Since the beginning of the Company’s last fiscal year, neither Mr. Frey nor any member of his immediate family have been customers of, or have had transactions in excess of $120,000 with the Company or any of its affiliated subsidiaries, which would be reportable under Item 404(a) of SEC Regulation S-K and no such transactions are currently proposed.

Effective October 25, 2024, Dr. K. Brad Stamm will retire from the Board of Directors of the Company and the Bank, in accordance with the mandatory retirement provisions contained in the Company’s governing documents. Mr. Stamm has been a valued member of the Company’s Boards since 2016. Mr. Stamm has served on the Company’s Audit Committee, Enterprise Risk Management Committee and the Executive Committee.

ITEM 8.01 Other Events

On October 24, 2024, the Company issued a press release announcing the appointment of Kevin G. Frey to the Board of Directors of the Company and Farmers & Merchants State Bank along with the retirement of Dr. K. Brad Stamm from those same boards. A copy of the press release is attached hereto as Exhibit 99 and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99	Company Press Release dated October 24, 2024

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: October 24, 2024	/s/ Lars B. Eller
Lars B. Eller
President and Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President and Chief Financial Officer